Exhibit 99.1

Press release dated on January 7, 2010

Hartcourt Companies, Inc. Retains KingWeet AMS

SHANGHAI, Jan. 7 /PRNewswire-Asia-FirstCall/ -- The Hartcourt Companies, Inc. (OTC Bulletin Board: HRCT; Frankfurt 900009) ("Hartcourt" or "the Company"), a growing provider of vocational education and technical training services in the People's Republic of China ("PRC"), today announced that it has retained KingWeet AMS to design and execute its investor relations campaign.

Hartcourt Companies, Inc. is a holding company for providers of vocational education and technical training services in China. Hartcourt structures itself so that its portfolio of companies and affiliates can operate well-recognized institutions with dominant positions within their regions and sectors. The company provides its educational services through three channels: a large educational online portal, educational software and media, and education and vocational training centers.

As an education resources provider and operator, the company has a leading interactive business platform, and makes full use of its extensive resources to go beyond traditional teaching methods and eliminate face-to-face constraints. The company's management looks forward to collaborating with KingWeet to raise their visibility in both the investment community and with the financial media as they embark on the next phase of the company's growth strategy.

As China's economy continues to develop, its service industries are playing an increasingly important role. With greater amounts of disposable income, Chinese families are spending an even higher percentage of their disposable income on education. Education expenditure as a percentage of GDP potentially will grow from 4.0% in 2005 to 4.5% in 2010, according to the China Education Human Resources Report of 2003.

China's education market is large and growing rapidly due to favorable demographics, consumer spending trends, and the increased importance placed on higher and professional education. The company's management believes this will increase opportunities in the education markets as people continue to seek advanced skills and professional licenses and certifications.

Hartcourt changed its business model to focus on the education market in China in order to capitalize on this opportunity. From May 2007 to October 2008, Hartcourt completed the acquisition of China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC, as well as 60% of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China, and 60% of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy. As of August 20, 2009, Hartcourt signed the definitive agreement to pursue a reverse take-over acquisition with Sino-Canada Investment Group Inc., who is a fast growing diploma and curriculum education service provider with a strong management team in China.

"Hartcourt is a well established educational service provider in China and is well positioned to take advantage of a largely untapped, emerging market," said Yuhong Qian, President of KingWeet. "We are excited to be working with a client of Harcourt's caliber whose scalable business model and growth strategy should enable it to continue to build shareholder value for many years to come."

About KingWeet International Ltd. After Market Support (KingWeet AMS)

KingWeet AMS is a financial marketing firm specializing in creating liquidity for publicly traded stocks and a wholly owned subsidiary of Keating International Ltd. KingWeet AMS is uniquely positioned to provide an outsourced, high-level investor relations solution that combines in-depth understanding of China's corporate culture and economic scene with a direct pipeline into the leading funds and broker-dealers in the United States. KingWeet AMS is a global, full-service investor relations agency with corporate headquarters in Hong Kong, and offices in New York, Hong Kong and Shanghai. For more information, contact KingWeet AMS.

About Hartcourt Companies, Inc.

Founded in 1983, Hartcourt is a U.S. corporation with subsidiaries in China and other jurisdictions. Hartcourt moved its headquarters to Shanghai, China in 2002. In August 2006, Hartcourt changed its business model to focus on the education market in China. From May 2007 to October 2008, Hartcourt completed the acquisition of China Princely Education Technology Development Company Limited, an authorized accrediting organization for China vocational education located in Beijing, PRC; sixty percent of the outstanding equity of Beijing Yanyuan Rapido Education Company, a well-known training institution in China; and sixty percent of the outstanding equity of China E & I Development Co. Ltd., which does business as the China Arts and Science Academy.

Forward-looking Statements

The information contained herein includes forward-looking statements. These statements relate to future events or to our future anticipated financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We do not intend to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.  The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward-looking statements if they comply with the requirements of the Act. In addition, please refer to the Risk Factor section of our 2008 Form 10--K filed with the Securities and Exchange Commission on May 13, 2009.

For more information, please contact:

Hartcourt Companies, Inc.
Ms. Amanda Zhang, Vice President
Phone: +86-21-5208-0268
Email: ir@hartcourt.com

KingWeet International Ltd. | AMS
Ms. Chris Chang, President
Phone: +1-800-852-0954
Email: chris@kingweet.com
SOURCE  Hartcourt Companies, Inc.